HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                WWW.HALEDORR.COM
                       60 STATE STREET o BOSTON, MA 02109
                         617-526-6000 o FAX 617-526-5000




                                                     April 30, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Burnham Investors Trust
                  File Nos. 2-17226 and 811-994; Post-Effective Amendment No. 71 COUNSEL'S REPRESENTATION PURSUANT TO RULE 485(B)(4)

Gentlemen:

         As counsel to Burnham Investors Trust (the "Trust"), we have reviewed post-effective amendment no. 71 to the Trust's Registration Statement, prepared by the Trust for electronic filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended (the "1933 Act"), that the post-effective amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

         We consent to the filing of this letter by the Trust with the Securities and Exchange Commission together with post-effective amendment no. 71.



                                                     Very truly yours,

                                                     /s/Hale and Dorr LLP

                                                     Hale And Dorr LLP

cc:    Michael E. Barna
       Michelle H. Rhee, Esq.
       Pamela J. Wilson, Esq.